EXHIBIT 99.1
For more information contact:
Jerry Mueller, Senior Vice President (314) 512-7251
Ann Marie Mayuga, AMM Communications (314) 485-9499

ENTERPRISE FINANCIAL REPORTS THIRD QUARTER 2012 RESULTS

•	Third quarter net income of $7.9 million or $0.39 per diluted share, up 36% and 34%, respectively, over prior year

•	Commercial & Industrial loans grow 5% over linked quarter and 25% over prior year period

•	Nonperforming assets decrease 36% from one year ago to 1.40% of total assets

•	Net interest rate margin rises to 5.21% compared to 3.79% a year ago

•	Noninterest-bearing demand deposits up 11% over prior year period

St. Louis, October 25, 2012. Enterprise Financial Services Corp (NASDAQ: EFSC) (the “Company”) reported net income of $7.9 million for the quarter ended September 30, 2012, a 36% increase, compared to net income of $5.8 million for the prior year period. After deducting dividends on preferred stock, the Company reported net income of $0.39 per diluted share for the third quarter of 2012, a 34% increase, compared to net income of $0.29 per diluted share for the third quarter of 2011.

Peter Benoist, President and CEO, commented, “The positive trends in our core business gained momentum through the third quarter. The Company continues to demonstrate its ability to grow loans organically, with particular strength in Commercial & Industrial ("C&I") loans, which have increased to 44% of our portfolio. This growth is diverse and broad-based, generated by our traditionally effective sales efforts, successful recruiting initiatives, niche lending programs and our new commercial finance unit."
“The quarter was also marked by substantial progress in improving asset quality, noted Benoist. “We reduced nonperforming loans by 21% and Noncovered Other real estate by 28% in the third quarter alone. Our nonperforming asset ratio has now dropped to 1.40%. We anticipate a further reduction in nonperforming assets in the fourth quarter, which will likely be accompanied by higher reported loan losses and losses on sale of Other real estate.”
Benoist continued, “Our FDIC acquisitions again contributed significantly to our earnings results and capital account, producing another $6.6 million in net revenue in the quarter. This included the effect of an increased provision expense of $11 million for covered assets. Our loss share protection reduced the net impact to $2.2 million, which was more than offset by increased accretion and accelerated loan payments. Since our first FDIC acquisition in December 2009, covered assets have added almost $60 million in net revenue to Enterprise.”
Banking Segment

Deposits
Total deposits at September 30, 2012 were $2.6 billion, a decrease of $53.3 million, or 2%, from June 30, 2012 and $266.3 million, or 9% from the prior year period. The decrease in deposits from the linked quarter was attributable to a 9% reduction in certificates of deposit. The year over year decrease in deposits was largely comprised of a 32% reduction in higher cost certificates of deposit as the Company has planned to manage down its cost of funds.

Noninterest-bearing demand deposits declined $2.9 million in the linked quarter but increased $63.8 million, or 11%, from the prior year period and represented 24% of total deposits at September 30, 2012, up from 20% at September 30,

2011.

Loans not covered under FDIC loss share agreements ("Non-covered loans")
Portfolio loans totaled $2.0 billion at September 30, 2012, increasing $38.2 million, or 2%, in the third quarter of 2012.

The Company, which historically has been a strong C&I lender, posted a $39.0 million, or 5%, increase in C&I loans during the third quarter, the ninth consecutive quarter of growth in that lending category. C&I loans represented 44% of the Company's loan portfolio at September 30, 2012.

On a year over year basis, portfolio loans increased $119.2 million, or 6%. Of that increase, C&I loans increased $174.3 million, or 25%, since September 30, 2011, while Construction and Residential Real Estate loans decreased $37.2 million, or 11%, over the same time frame as the Company has planned to reduce its exposure to these sectors.

Asset quality for loans and other real estate not covered by loss share agreements
Nonperforming loans, including troubled debt restructurings of $4.7 million, were $32.1 million at September 30, 2012, a 21% reduction from $40.6 million at June 30, 2012 and a 33% decline from $48.0 million at September 30, 2011. During the quarter ended September 30, 2012, there were $9.8 million of additions to nonperforming loans, $4.0 million of charge-offs, $9.8 million of other principal reductions, and $4.5 million of assets transferred to other real estate.

Nonperforming loans represented 1.61% of portfolio loans at September 30, 2012, versus 2.08% of portfolio loans at June 30, 2012, and 2.57% at September 30, 2011.

Nonperforming loans by portfolio class at September 30, 2012 were as follows:

(in millions)	Total portfolio	Nonperforming	% NPL
Construction, Real Estate/Land Acquisition & Development	$146.2	$10.1	6.91%
Commercial Real Estate - Investor Owned	476.5	9.6	2.02%
Commercial Real Estate - Owner Occupied	325.4	5.6	1.72%
Residential Real Estate	146.9	3.9	2.65%
Commercial & Industrial	880.4	2.9	0.33%
Consumer & Other	11.7	—	—%
Total	$1,987.1	$32.1	1.61%

Excluding non-accrual loans, portfolio loans that were 30-89 days delinquent at September 30, 2012 remained at low levels, representing 0.07% of the portfolio compared to 0.13% at June 30, 2012 and 0.03% of September 30, 2011.

Other real estate totaled $12.5 million at September 30, 2012, a decrease of $4.9 million from June 30, 2012. At September 30, 2011, other real estate totaled $21.4 million. During the third quarter of 2012, the Company sold $9.0 million of other real estate, resulting in a gain of $705,000.

Nonperforming assets as a percentage of total assets represented 1.40% of total assets at September 30, 2012 compared to 1.82% at June 30, 2012 and 2.07% at September 30, 2011.

Net charge-offs in the third quarter of 2012 were $3.1 million representing an annual rate of 0.64% of average loans, compared to net charge-offs of $1.4 million, an annualized rate of 0.28% of average loans, in the linked second quarter and $4.7 million, an annualized rate of 1.01% of average loans, in the third quarter of 2011. The Company expects fourth quarter net chargeoffs of up to $8 million as efforts continue to lower classified loan levels.

Provision for loan losses was $1.0 million in the third quarter of 2012, compared to $75,000 in the second quarter of 2012 and $5.4 million in the third quarter of 2011. The lower loan loss provision in the third quarter of 2012 compared to the the third quarter of 2011 was due to a lower number of loan risk rating downgrades, and more favorable loss migration statistics from a year ago. The Company expects the fourth quarter provision to be $2 million to $4 million as the risk of further risk rating downgrades remains elevated, especially for certain real estate related credits.

The Company's allowance for loan losses was 1.72% of loans at September 30, 2012, representing 107% of nonperforming loans.

Loans and other real estate covered under FDIC loss share agreements
Loans covered under FDIC loss share agreements ("Covered loans") totaled $221.4 million at September 30, 2012, a decrease of $21.1 million, or 9%, from the linked second quarter primarily as a result of principal paydowns.

Other real estate at September 30, 2012 was reduced to $18.8 million, a 5% decrease from $19.8 million at June 30, 2012. During the third quarter of 2012, the Company sold $2.6 million of other real estate, resulting in a gain of $34,000.
The Company remeasures contractual and expected cashflows on a quarterly basis. When the remeasurement process results in a decrease in expected cash flows due to an increase in expected credit losses, impairment is recorded. Concurrently, the FDIC loss share receivable is increased to reflect anticipated future cash to be received from the FDIC. The amount of the increase is determined based on the specific loss share agreement, but is generally 80% of the losses. In the third quarter of 2012, impairments totaling $10.9 million were recorded for certain loan pools covered under loss share compared to $2.7 million in the third quarter of 2011. The charge was partially offset through noninterest income by an increase in the FDIC loss share receivable totaling approximately $8.7 million, reducing the net impact of the provision to $2.2 million.

Unplanned cash flows representing accelerated loan payoffs or paydowns are recognized as income, but also generally result in a decrease in the FDIC loss share receivable. These cash flows are, by their nature, unpredictable and can vary significantly period to period. Unplanned cash flows in the third quarter totaled $7.4 million, which were partially offset by a decrease in the FDIC loss share receivable.

The following table illustrates the net revenue contribution of covered assets for the most recent five quarters.

	For the Quarter ended
(in thousands)	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011
Accretion income	$7,995	$7,155	$7,081	$6,841	$4,942
Accelerated cash flows	7,446	5,315	2,691	4,733	1,620
Other	103	106	130	29	4
Total interest income	15,544	12,576	9,902	11,603	6,566
Provision for loan losses	(10,889)	(206)	(2,285)	144	(2,672)
Gain on sale of other real estate	34	769	1,173	144	588
Change in FDIC loss share receivable	1,912	(5,694)	(2,956)	(4,642)	1,513
Pre-tax net revenue	$6,601	$7,445	$5,834	$7,249	$5,995

Net Interest Income
Net interest income for the banking segment in the third quarter increased $3.4 million from the linked second quarter, primarily due to higher accretion and accelerated cash flows in the Covered loans. On a year over year basis, net interest income increased $10.5 million, or 37%. Including the effect of parent company debt, the net interest rate margin was 5.21% for the third quarter of 2012, compared to 4.81% for the second quarter of 2012 and 3.79% in the third quarter of 2011. In the third quarter of 2012, Covered loans yielded 26.51%, including effects of accelerated discount accretion due to cash flows on paid off Covered loans. Excluding the accelerated cash flow impacts, the Covered loans yielded 13.6% in the third quarter and are expected to yield 13% to 15% in the fourth quarter.

Absent Covered loans, and the related nonearning assets, the net interest rate margin was 3.42% for the third quarter of 2012 compared to 3.46% for the second quarter of 2012.

Wealth Management Segment

Fee income attributable to the Wealth Management segment includes Wealth Management revenue and income from state tax credit brokerage activities. Third quarter Wealth Management revenues of $1.8 million were $166,000, or 8%, lower than the linked quarter and equal to the prior year period.

Trust assets under administration were $1.6 billion at September 30, 2012, compared to $1.6 billion at June 30, 2012 and $1.4 billion at September 30, 2011.

Gains from state tax credit brokerage activities, net of fair value marks on tax credit assets and related interest rate hedges, were $256,000 for the third quarter of 2012, compared to $587,000 for the linked quarter and $1,368,000 in the third quarter of 2011. Sales of state tax credits can vary by quarter depending on client demand.

Other Business Results

Total capital to risk-weighted assets was 14.12% at September 30, 2012 compared to 13.88% at June 30, 2012 and 13.70% at September 30, 2011. The tangible common equity ratio was 6.19% at September 30, 2012 versus 5.84% at June 30, 2012 and 4.88% at September 30, 2011. The Company's Tier 1 common equity ratio was 7.91% at September 30, 2012 compared to 7.62% at June 30, 2012 and 7.16% at September 30, 2011. The Company believes that the tangible common equity and the Tier 1 common equity ratios are important financial measures of capital strength even though they are considered to be non-GAAP measures and are not part of the regulatory capital requirements to which the Company is subject. The attached tables contain a reconciliation of these ratios to U.S. GAAP.

Noninterest expenses were $21.3 million for the quarter ended September 30, 2012, compared to $21.4 million for the quarter ended June 30, 2012 and $18.3 million for the quarter ended September 30, 2011. The increase over the prior year period was primarily due to increases in salaries and benefits, occupancy, data processing and other operating expenses related to the 2011 acquisitions.

The Company's efficiency ratio was 47.0% for the quarter ended September 30, 2012 compared to 61.2% for quarter ended June 30, 2012 and 51.6% for the prior year period. The decrease in the efficiency ratio is primarily a result of increases in non-interest income from the Change in FDIC loss share receivable.

The Company will host a conference call at 2:30 p.m. CDT on Thursday, October 25, 2012. During the call, management will address the third quarter of 2012 results. The call will be accessible on Enterprise Financial Services Corp's home page, at www.enterprisebank.com under “Investor Relations” and by telephone at 1-888-285-8004 (Conference ID #29363261.) Recorded replays of the conference call will be available on the website beginning two hours after the call's completion. The replay will be available for approximately two weeks following the conference call.

Enterprise Financial Services Corp operates commercial banking and wealth management businesses in metropolitan St. Louis, Kansas City, and Phoenix. The Company is primarily focused on serving the needs of privately held businesses, their owner families, executives and professionals.

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Readers should note that in addition to the historical information contained herein, this press release contains forward-looking statements, which are inherently subject to risks and uncertainties that could cause actual results to differ materially from those contemplated from such statements. We use the words “expect” and “intend” and variations of such words and similar expressions in this communication to identify such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, burdens imposed by federal and state regulations of banks, credit risk, changes in the appraised valuation of real estate securing impaired loans, outcomes of litigation and other contingencies, exposure to local and national economic conditions, risks associated with rapid increase or decrease in prevailing interest rates, effects of mergers and acquisitions, effects of critical accounting policies and judgments, legal and regulatory developments and competition from banks and other financial institutions, as well as other risk factors described in the Company's 2011 Annual Report on Form 10-K. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update them in light of new information or future events unless required under the federal securities laws.

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (unaudited)

	For the Quarter ended		For the Nine Months ended
(in thousands, except per share data)	Sep 30, 2012	Sep 30, 2011	Sep 30, 2012	Sep 30, 2011
INCOME STATEMENTS
NET INTEREST INCOME
Total interest income	$42,874	$34,285	$120,118	$103,377
Total interest expense	5,390	7,516	17,872	22,896
Net interest income	37,484	26,769	102,246	80,481
Provision for loan losses not covered under FDIC loss share	1,048	5,400	2,841	13,300
Provision for loan losses covered under FDIC loss share	10,889	2,672	13,380	2,947
Net interest income after provision for loan losses	25,547	18,697	86,025	64,234

NONINTEREST INCOME
Wealth Management revenue	1,825	1,832	5,525	5,173
Deposit service charges	1,456	1,332	4,199	3,663
Gain on sale of other real estate	739	517	3,152	1,039
State tax credit activity, net	256	1,368	1,180	2,510
Gain on sale of investment securities	—	768	1,156	1,448
Change in FDIC loss share receivable	1,912	1,513	(6,738)	1,148
Other income	1,644	1,396	4,186	2,926
Total noninterest income	7,832	8,726	12,660	17,907

NONINTEREST EXPENSE
Employee compensation and benefits	11,441	9,329	32,956	26,282
Occupancy	1,399	1,306	4,162	3,586
Furniture and equipment	384	431	1,234	1,216
Other	8,058	7,236	25,708	23,207
Total noninterest expenses	21,282	18,302	64,060	54,291

Income before income tax expense	12,097	9,121	34,625	27,850
Income tax expense	4,167	3,289	11,744	9,633
Net income	7,930	5,832	22,881	18,217
Dividends on preferred stock	(648)	(632)	(1,933)	(1,888)
Net income available to common shareholders	$7,282	$5,200	$20,948	$16,329

Basic earnings per share	$0.41	$0.29	$1.17	$1.00
Diluted earnings per share	$0.39	$0.29	$1.14	$0.98
Return on average assets	0.91%	0.65%	0.87%	0.73%
Return on average common equity	12.62%	10.39%	12.73%	12.61%
Efficiency ratio	46.96%	51.56%	55.75%	55.18%
Noninterest expenses to average assets	2.66%	2.28%	2.66%	2.42%

YIELDS (fully tax equivalent)
Loans not covered under FDIC loss share	5.00%	5.33%	5.13%	5.42%
Loans covered under FDIC loss share	26.51%	10.16%	19.95%	13.94%
Total portfolio loans	7.29%	5.91%	6.86%	6.29%
Securities	2.01%	2.60%	2.00%	2.72%
Federal funds sold	0.23%	0.27%	0.24%	0.26%
Yield on interest-earning assets	5.96%	4.84%	5.62%	5.17%
Interest-bearing deposits	0.72%	1.01%	0.79%	1.09%
Subordinated debt	4.59%	5.26%	4.88%	5.30%
Borrowed funds	1.49%	1.94%	1.65%	1.94%
Cost of paying liabilities	0.95%	1.23%	1.02%	1.32%
Net interest spread	5.01%	3.61%	4.60%	3.85%
Net interest rate margin	5.21%	3.79%	4.79%	4.04%

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	At the Quarter ended
(in thousands, except per share data)	Sep 30, 2012	Jun 30, 2012	Mar 31, 2012	Dec 31, 2011	Sep 30, 2011
BALANCE SHEETS

ASSETS
Cash and due from banks	$28,964	$29,832	$27,595	$20,791	$26,015
Federal funds sold	30	58	77	143	2,371
Interest-bearing deposits	57,681	47,589	149,000	168,711	240,488
Debt and equity investments	626,719	614,237	520,642	607,709	477,131
Loans held for sale	8,245	4,928	5,813	6,494	5,076

Portfolio loans not covered under FDIC loss share	1,987,166	1,948,994	1,917,550	1,897,074	1,867,956
Less: Allowance for loan losses	34,222	36,304	37,596	37,989	42,883
Portfolio loans not covered under FDIC loss share, net	1,952,944	1,912,690	1,879,954	1,859,085	1,825,073
Portfolio loans covered under FDIC loss share, net of the allowance for loan losses	210,331	240,599	266,239	298,975	324,374
Portfolio loans, net	2,163,275	2,153,289	2,146,193	2,158,060	2,149,447

Other real estate not covered under FDIC loss share	12,549	17,443	19,655	17,217	21,370
Other real estate covered under FDIC loss share	18,810	19,832	25,725	36,471	51,193
Premises and equipment, net	21,469	21,739	21,543	18,986	18,976
State tax credits, held for sale	65,873	65,648	48,165	50,446	56,278
FDIC loss share receivable	75,851	88,436	172,497	184,554	194,216
Goodwill	30,334	30,334	30,334	30,334	30,334
Core deposit intangible	7,846	8,310	8,795	9,285	9,471
Other assets	76,046	81,459	69,120	68,578	66,418
Total assets	$3,193,692	$3,183,134	$3,245,154	$3,377,779	$3,348,784

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	$621,070	$623,956	$592,172	$585,479	$557,290
Interest-bearing deposits	1,929,863	1,980,317	2,111,985	2,205,874	2,259,972
Total deposits	2,550,933	2,604,273	2,704,157	2,791,353	2,817,262
Subordinated debentures	85,081	85,081	85,081	85,081	85,081
FHLB advances	126,000	90,500	87,000	102,000	102,000
Other borrowings	147,104	132,479	105,888	154,545	100,729
Other liabilities	17,058	14,913	17,012	5,235	9,241
Total liabilities	2,926,176	2,927,246	2,999,138	3,138,214	3,114,313
Shareholders' equity	267,516	255,888	246,016	239,565	234,471
Total liabilities and shareholders' equity	$3,193,692	$3,183,134	$3,245,154	$3,377,779	$3,348,784

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	For the Quarter ended
(in thousands, except per share data)	Sep 30, 2012	Jun 30, 2012	Mar 31, 2012	Dec 31, 2011	Sep 30, 2011
EARNINGS SUMMARY
Net interest income	$37,484	$34,133	$30,629	$32,204	$26,769
Provision for loan losses not covered under FDIC loss share	1,048	75	1,718	—	5,400
Provision for loan losses covered under FDIC loss share	10,889	206	2,285	(144)	2,672
Wealth Management revenue	1,825	1,991	1,709	1,668	1,832
Noninterest income	6,007	(1,146)	2,274	(1,067)	6,894
Noninterest expense	21,282	21,414	21,364	23,427	18,302
Income before income tax expense	12,097	13,283	9,245	9,522	9,121
Net income	7,930	8,766	6,185	7,206	5,832
Net income available to common shareholders	7,282	8,122	5,544	6,570	5,200
Diluted earnings per share	$0.39	$0.44	$0.31	$0.36	$0.29
Return on average common equity	12.62%	14.99%	10.54%	12.81%	10.39%
Net interest rate margin (fully tax equivalent)	5.21%	4.81%	4.33%	4.35%	3.79%
Efficiency ratio	46.96%	61.22%	61.73%	71.41%	51.56%
MARKET DATA
Book value per common share	$13.00	$12.44	$11.94	$11.61	$11.35
Tangible book value per common share	$10.88	$10.28	$9.74	$9.38	$9.11
Market value per share	$13.60	$10.96	$11.74	$14.80	$13.59
Period end common shares outstanding	17,964	17,857	17,796	17,774	17,743
Average basic common shares	17,876	17,833	17,790	17,754	17,741
Average diluted common shares	19,415	19,286	19,243	19,226	19,202
ASSET QUALITY
Net charge-offs	$3,130	$1,367	$2,111	$4,894	$4,674
Nonperforming loans	32,058	40,555	47,184	41,622	48,038
Nonperforming loans to total loans	1.61%	2.08%	2.46%	2.19%	2.57%
Nonperforming assets to total assets*	1.40%	1.82%	2.06%	1.74%	2.07%
Allowance for loan losses to total loans	1.72%	1.86%	1.96%	2.00%	2.30%
Net charge-offs to average loans (annualized)	0.64%	0.28%	0.45%	1.04%	1.01%

CAPITAL
Tier 1 capital to risk-weighted assets	12.75%	12.51%	12.48%	12.40%	12.24%
Total capital to risk-weighted assets	14.12%	13.88%	13.85%	13.78%	13.70%
Tier 1 common equity to risk-weighted assets	7.91%	7.62%	7.46%	7.32%	7.16%
Tangible common equity to tangible assets	6.19%	5.84%	5.41%	4.99%	4.88%

AVERAGE BALANCES
Portfolio loans not covered under FDIC loss share	$1,949,181	$1,931,903	$1,891,883	$1,872,282	$1,835,634
Portfolio loans covered under FDIC loss share	233,272	250,965	279,700	314,948	256,381
Loans held for sale	6,376	5,547	5,848	4,886	2,857
Earning assets	2,889,968	2,881,915	2,877,252	2,970,992	2,834,690
Total assets	3,187,999	3,214,013	3,266,856	3,385,845	3,190,490
Deposits	2,598,506	2,668,428	2,707,042	2,838,536	2,661,978
Shareholders' equity	263,363	251,491	244,944	236,548	231,538

LOAN PORTFOLIO
Commercial and industrial	$880,394	$841,383	$792,055	$763,202	$706,117
Commercial real estate	801,880	801,983	806,997	811,570	818,578
Construction real estate	146,236	142,474	148,494	140,147	152,464
Residential real estate	146,940	149,410	157,706	171,034	177,871
Consumer and other	11,716	13,744	12,298	11,121	12,926
Portfolio loans covered under FDIC loss share	221,433	242,488	269,249	300,610	326,942
Total loan portfolio	$2,208,599	$2,191,482	$2,186,799	$2,197,684	$2,194,898

* Excludes ORE covered by FDIC shared-loss agreements, except for their inclusion in total assets.

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	For the Quarter ended
(in thousands)	Sep 30, 2012	Jun 30, 2012	Mar 31, 2012	Dec 31, 2011	Sep 30, 2011
DEPOSIT PORTFOLIO
Noninterest-bearing accounts	$621,070	$623,956	$592,172	$585,479	$557,290
Interest-bearing transaction accounts	259,902	275,288	265,604	253,504	241,815
Money market and savings accounts	1,056,768	1,027,655	1,126,756	1,135,449	1,117,232
Certificates of deposit	613,193	677,374	719,625	816,921	900,925
Total deposit portfolio	$2,550,933	$2,604,273	$2,704,157	$2,791,353	$2,817,262

YIELDS (fully tax equivalent)
Loans not covered under FDIC loss share	5.00%	5.17%	5.23%	5.31%	5.33%
Loans covered under FDIC loss share	26.51%	20.15%	14.24%	14.62%	10.16%
Total portfolio loans	7.29%	6.89%	6.39%	6.65%	5.91%
Securities	2.01%	1.96%	2.04%	2.10%	2.60%
Federal funds sold	0.23%	0.23%	0.25%	0.24%	0.27%
Yield on interest-earning assets	5.96%	5.63%	5.25%	5.32%	4.84%
Interest-bearing deposits	0.72%	0.79%	0.84%	0.90%	1.01%
Subordinated debt	4.59%	4.63%	5.43%	5.32%	5.26%
Borrowed funds	1.49%	1.70%	1.76%	1.84%	1.94%
Cost of paying liabilities	0.95%	1.01%	1.08%	1.12%	1.23%
Net interest spread	5.01%	4.62%	4.17%	4.20%	3.61%
Net interest rate margin	5.21%	4.81%	4.33%	4.35%	3.79%

WEALTH MANAGEMENT
Trust Assets under management	$846,532	$836,351	$840,081	$831,931	$790,129
Trust Assets under administration	1,637,278	1,601,441	1,666,943	1,602,969	1,439,947

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

RECONCILIATIONS OF U.S. GAAP FINANCIAL MEASURES

	At the Quarter Ended
(In thousands)	Sep 30 2012	Jun 30 2012	Mar 31 2012	Dec 31 2011	Sep 30 2011
TIER 1 COMMON EQUITY TO RISK-WEIGHTED ASSETS

Shareholders' equity	$267,516	$255,888	$246,016	$239,565	$234,471
Less: Goodwill	(30,334)	(30,334)	(30,334)	(30,334)	(30,334)
Less: Intangible assets	(7,846)	(8,310)	(8,795)	(9,285)	(9,471)
Less: Unrealized gains	(9,388)	(6,140)	(4,744)	(3,602)	(4,718)
Plus: Qualifying trust preferred securities	80,100	80,100	80,100	79,874	78,177
Other	56	56	57	57	59
Tier 1 capital	$300,104	$291,260	$282,300	$276,275	$268,184
Less: Preferred stock	(33,914)	(33,703)	(33,496)	(33,293)	(33,094)
Less: Qualifying trust preferred securities	(80,100)	(80,100)	(80,100)	(79,874)	(78,177)
Tier 1 common equity	$186,090	$177,457	$168,704	$163,108	$156,913

Total risk weighted assets determined in accordance with prescribed regulatory requirements	$2,353,251	$2,327,624	$2,262,209	$2,227,958	$2,190,880

Tier 1 common equity to risk weighted assets	7.91%	7.62%	7.46%	7.32%	7.16%

SHAREHOLDERS' EQUITY TO TANGIBLE COMMON EQUITY AND TOTAL ASSETS TO TANGIBLE ASSETS

Shareholders' equity	$267,516	$255,888	$246,016	$239,565	$234,471
Less: Preferred stock	(33,914)	(33,703)	(33,496)	(33,293)	(33,094)
Less: Goodwill	(30,334)	(30,334)	(30,334)	(30,334)	(30,334)
Less: Intangible assets	(7,846)	(8,310)	(8,795)	(9,285)	(9,471)
Tangible common equity	$195,422	$183,541	$173,391	$166,653	$161,572

Total assets	$3,193,692	$3,183,134	$3,245,154	$3,377,779	$3,348,784
Less: Goodwill	(30,334)	(30,334)	(30,334)	(30,334)	(30,334)
Less: Intangible assets	(7,846)	(8,310)	(8,795)	(9,285)	(9,471)
Tangible assets	$3,155,512	$3,144,490	$3,206,025	$3,338,160	$3,308,979

Tangible common equity to tangible assets	6.19%	5.84%	5.41%	4.99%	4.88%